Exhibit 99.1
FOR IMMEDIATE RELEASE

Jackson Announces First Quarter 2024 Results

LANSING, Mich. — May 8, 2024 — Jackson Financial Inc. (NYSE: JXN) (Jackson®) today announced its financial results for the first quarter ended March 31, 2024.

Key Highlights

▪Net income (loss) attributable to Jackson Financial Inc. common shareholders of $784 million, or $9.94 per diluted share in the first quarter of 2024, compared to $(1.5) billion, or $(18.11) per diluted share in the first quarter of 2023
▪Adjusted operating earnings1 grew 23% to $334 million, or $4.23 per diluted share in the first quarter of 2024, compared to $271 million, or $3.15 per diluted share in the first quarter of 2023 driven largely by strong growth in variable annuity assets under management
▪Record level of registered index-linked annuity (RILA) sales of $1.2 billion in the first quarter of 2024, up from $533 million in the first quarter of 2023 reflecting our continued retail annuity sales diversification efforts
▪Total annuity assets under management of $248 billion as of March 31, 2024, up 13% from $219 billion as of March 31, 2023, driven largely by higher equity markets over the 12-month period
▪Robust capital position at the operating company after funding of Brooke Re, with total adjusted capital of nearly $4.7 billion and an estimated risk-based capital (RBC) ratio at Jackson National Life Insurance Company (JNLIC) of 555-575% as of March 31, 2024
▪Returned $172 million to common shareholders in the first quarter of 2024 through $116 million of share repurchases and $56 million in common dividends
▪Cash and highly liquid securities at the holding company of nearly $500 million as of March 31, 2024, which was above Jackson’s targeted minimum liquidity buffer

Laura Prieskorn, President and Chief Executive Officer of Jackson, stated, “Our first quarter results demonstrate significant momentum across our business including the successful establishment of our Brooke Re captive reinsurance solution. Our retail annuity sales were up nearly 20% from the first quarter of 2023 driven by record RILA sales that further diversify our product mix. Additionally, we are off to a positive start on our financial targets, growing our capital and RBC position over the current quarter, returning $172 million to common shareholders in the first quarter, and retaining healthy levels of excess cash at the holding company. We look forward to building upon this momentum through the remainder of 2024 and continuing to deliver on our mission of helping Americans achieve financial freedom for life.”

Consolidated First Quarter 2024 Results

The Company reported net income (loss) attributable to Jackson Financial Inc. common shareholders of $784 million, or $9.94 per diluted share for the three months ended March 31, 2024, compared to $(1.5) billion, or $(18.11) per diluted share for the three months ended March 31, 2023. The current period benefited from a net hedging gain compared to a net hedging loss in the prior year’s first quarter. This reflects a closer alignment of our U.S. GAAP hedging results with the movement in market risk benefits as we updated our hedging program in connection with the formation of Brooke Re. The improvement in net hedge results compared to the prior year quarter was driven primarily by increases in interest rates in the current period compared to declines in interest
1 For the reconciliation of non-GAAP measures to the most comparable GAAP measure, please see the explanation of Non-GAAP Financial Measures in the Appendix to this release.

rates in the prior year’s first quarter. The higher current quarter net income also reflects a $69 million gain from business reinsured to third parties, while the prior year’s first quarter included a loss of $366 million. The results of this reinsured business can be volatile quarter to quarter; however, these results do not impact our statutory capital or free cash flow and have a minimal net impact on shareholders’ equity because of the offset from related changes in Accumulated Other Comprehensive Income (AOCI). We believe the non-GAAP measure of adjusted operating earnings better represents the underlying performance of our business as the figure excludes, among other things, changes in fair value of derivative instruments and market risk benefits tied to market volatility.

Adjusted operating earnings for the three months ended March 31, 2024, were $334 million, or $4.23 per diluted share, compared to $271 million or $3.15 per diluted share for the three months ended March 31, 2023. The current quarter adjusted operating earnings benefited from higher fee income resulting from higher average variable annuity assets under management (AUM), and higher spread income. These were partially offset by higher market-related costs and other expenses.

Total common shareholders’ equity was $9.6 billion or $124.42 per diluted share as of March 31, 2024, compared to $9.6 billion or $121.29 per diluted share as of December 31, 2023. Adjusted book value attributed to common shareholders2 was $11.4 billion or $147.17 per diluted share as of March 31, 2024, compared to $10.8 billion or $136.34 per diluted share as of December 31, 2023. The increase was driven primarily by adjusted operating earnings of $334 million as well as non-operating net hedging gains during the first quarter of 2024.

Segment Results – Pretax Adjusted Operating Earnings2

	Three Months Ended
(in millions)	March 31, 2024	March 31, 2023
Retail Annuities	$419	$356
Institutional Products	31	9
Closed Life and Annuity Blocks	19	(20)
Corporate and Other	(80)	(43)
Total[3]	$389	$302

Retail Annuities

Retail Annuities reported pretax adjusted operating earnings of $419 million in the first quarter of 2024, compared to $356 million in the first quarter of 2023. The current quarter benefited from higher fee income resulting from higher average variable annuity AUM, and higher spread income primarily due to both higher asset balances and higher yields in 2024 compared to the prior year. These items were partially offset by higher market-related costs and other expenses in the current quarter, in addition to higher policyholder benefits expenses.

Total annuity sales of $3.7 billion in the first quarter of 2024 were up 18% from the first quarter of 2023, driven by record RILA sales of $1.2 billion, up 117% from the first quarter of 2023. Traditional variable annuity sales in the current quarter were essentially flat compared to the first quarter of 2023. Fixed and fixed indexed annuity sales in the current quarter totaled $100 million, compared to $133 million in the first quarter of 2023.

Institutional Products

Institutional Products reported pretax adjusted operating earnings of $31 million in the first quarter of 2024, compared to $9 million in the first quarter of 2023. The increase from the prior year’s first quarter was due to
2 For the reconciliation of non-GAAP measures to the most comparable GAAP measure, please see the explanation of Non-GAAP Financial Measures in the Appendix to this release.
3 See reconciliation of Net Income to Total Pretax Adjusted Operating Earnings in the Appendix to this release.

higher spread income. Net flows were $(596) million in the current quarter, and total account value of $7.8 billion was down from $8.7 billion in the first quarter of 2023.

Closed Life and Annuity Blocks

Closed Life and Annuity Blocks reported pretax adjusted operating income of $19 million in the first quarter of 2024 compared to a loss of $(20) million in the first quarter of 2023. The increase from the prior year’s quarter was primarily due to a greater decrease in reserves in the current quarter as the closed block of life business continues to run off.

Corporate and Other

Corporate and Other reported a pretax adjusted operating loss of $(80) million in the first quarter of 2024 compared to a loss of $(43) million in the first quarter of 2023. The decline was primarily due to lower other income and net investment income, as well as higher market-related operating costs and other expenses.

Capitalization and Liquidity

(Unaudited, in billions)	March 31, 2024	January 1, 2024 Pro Forma reflecting Brooke Re	December 31, 2023
Statutory Total Adjusted Capital (TAC) Jackson National Life Insurance Company	$4.7	$4.3	$5.2
Statutory TAC at JNLIC was nearly $4.7 billion as of March 31, 2024, down from $5.2 billion as of December 31, 2023 but up from $4.3 billion of TAC pro forma for the January 2024 establishment and funding of Brooke Re, our wholly-owned Michigan based captive reinsurer. The $0.4 billion increase in TAC from the pro forma level during the first quarter primarily reflects strong variable annuity base contract cash flows. JNLIC’s estimated RBC ratio as of March 31, 2024 was 555-575%, down from 624% as of December 31, 2023 but up from the January 2024 level of 543% pro forma for the establishment of Brooke Re.

Cash and highly liquid securities at the holding company totaled nearly $500 million as of March 31, 2024, which was above our targeted minimum liquidity buffer of 2x annual holding company expenses.

Earnings Conference Call

Jackson will host a conference call Thursday, May 9, 2024, at 10 a.m. ET to review the first quarter results. The live webcast is open to the public and can be accessed at https://investors.jackson.com. A replay will be available following the call.

To register for the webcast, click here.

FORWARD-LOOKING STATEMENTS

The information in this press release contains forward-looking statements about future events and circumstances and their effects upon revenues, expenses and business opportunities. Generally speaking, any statement in this release not based upon historical fact is a forward-looking statement. Forward-looking statements can also be identified by the use of forward-looking or conditional words, such as “could,” “should,” “can,” “continue,” “estimate,” “forecast,” “intend,” “look,” “may,” “will,” “expect,” “believe,” “anticipate,” “plan,” “remain,” “confident” and “commit” or similar expressions. In particular, statements regarding plans, strategies, prospects, targets and expectations regarding the business and industry are forward-looking statements. They reflect expectations, are not guarantees of performance and speak only as of the dates the statements are made. We caution investors that these forward-looking statements are subject to known and unknown risks and uncertainties that may cause actual results to differ materially from those projected, expressed or implied. Factors that could cause actual results to differ materially from those in the forward-looking statements include those reflected in Part I, Item 1A. Risk Factors and Part II, Item 7. Management's Discussion and Analysis of Financial Condition and Results of

Operations in our Annual Report on Form 10-K for the year ended December 31, 2023, as filed with the U.S. Securities and Exchange Commission (the “SEC”) on February 28, 2024, and elsewhere in the Company’s reports filed with the SEC. Except as required by law, Jackson Financial Inc. does not undertake to update such forward-looking statements. You should not rely unduly on forward-looking statements.

Certain financial data included in this release consists of non-GAAP (Generally Accepted Accounting Principles) financial measures. These non-GAAP financial measures may not be comparable to similarly titled measures presented by other entities, nor should they be construed as an alternative to other financial measures determined in accordance with U.S. GAAP. Although the Company believes these non-GAAP financial measures provide useful information to investors in measuring the financial performance and condition of its business, investors are cautioned not to place undue reliance on any non-GAAP financial measures and ratios included in this release. A reconciliation of the non-GAAP financial measures to the most directly comparable U.S. GAAP financial measure can be found in the “Non-GAAP Financial Measures” Appendix of this release.

Certain financial data included in this release consists of statutory accounting principles (“statutory”) financial measures, including “total adjusted capital.” These statutory financial measures are included in or derived from the Jackson National Life Insurance Company annual and/or quarterly statements filed with the Michigan Department of Insurance and Financial Services and available in the investor relations section of the Company’s website at investors.jackson.com/financials/statutory-filings.

ABOUT JACKSON
Jackson® (NYSE: JXN) is committed to helping clarify the complexity of retirement planning—for financial professionals and their clients. Through our range of annuity products, financial know-how, history of award-winning service* and streamlined experiences, we strive to reduce the confusion that complicates retirement planning. We take a balanced, long-term approach to responsibly serving all our stakeholders, including customers, shareholders, distribution partners, employees, regulators and community partners. We believe by providing clarity for all today, we can help drive better outcomes for tomorrow. For more information, visit www.jackson.com.

Visit investors.jackson.com to view information regarding Jackson Financial Inc., including a supplement regarding the First Quarter 2024 results. We use this website as a primary channel for disclosing key information to our investors, some of which may contain material and previously non-public information.

*SQM (Service Quality Measurement Group) Contact Center Awards Program for 2004 and 2006-2023, for the financial services industry (To achieve world-class certification, 80% or more of call-center customers surveyed must have rated their experience as very satisfied, the highest rating possible.)

Jackson® is the marketing name for Jackson Financial Inc., Jackson National Life Insurance Company® (Home Office: Lansing, Michigan) and Jackson National Life Insurance Company of New York® (Home Office: Purchase, New York).

Investor Relations Contacts:
Liz Werner
elizabeth.werner@jackson.com

Andrew Campbell
andrew.campbell@jackson.com

Media Contact:
Patrick Rich
patrick.rich@jackson.com

APPENDIX

Non-GAAP Financial Measures

In addition to presenting our results of operations and financial condition in accordance with U.S. GAAP, we use and report selected non-GAAP financial measures. Management believes the use of these non-GAAP financial measures, together with relevant U.S. GAAP financial measures, provides a better understanding of our results of operations, financial condition and the underlying performance drivers of our business. These non-GAAP financial measures should be considered supplementary to our results of operations and financial condition that are presented in accordance with U.S. GAAP and should not be viewed as a substitute for the U.S. GAAP financial measures. Other companies may use similarly titled non-GAAP financial measures that are calculated differently from the way we calculate such measures. Consequently, our non-GAAP financial measures may not be comparable to similar measures used by other companies.

Adjusted Operating Earnings

Adjusted Operating Earnings is an after-tax non-GAAP financial measure, which we believe should be used to evaluate our financial performance on a consolidated basis by excluding certain items that may be highly variable from period to period due to accounting treatment under U.S. GAAP or that are non-recurring in nature, as well as certain other revenues and expenses that we do not view as driving our underlying performance. Adjusted Operating Earnings should not be used as a substitute for net income as calculated in accordance with U.S. GAAP. However, we believe the adjustments to net income are useful for gaining an understanding of our overall results of operations.

For additional detail on the excluded items, please refer to the supplement regarding the first quarter ended March 31, 2024, posted on our website, https://investors.jackson.com.

The following is a reconciliation of Adjusted Operating Earnings to net income (loss) attributable to Jackson Financial Inc. common shareholders, the most comparable GAAP measure.

GAAP Net Income (Loss) to Adjusted Operating Earnings

	Three Months Ended
(in millions, except share and per share data)	March 31, 2024	March 31, 2023
Net income (loss) attributable to Jackson Financial Inc. common shareholders	$784	$(1,497)
Add: dividends on preferred stock	11	—
Add: income tax expense (benefit)	101	(558)
Pretax income (loss) attributable to Jackson Financial Inc.	896	(2,055)
Non-operating adjustments – (income) loss:
Guaranteed benefits and hedging results:
Fees attributed to guaranteed benefit reserves	(788)	(780)
Net movement in freestanding derivatives[1]	2,576	2,512
Market risk benefits (gains) losses, net	(2,718)	(174)
Net reserve and embedded derivative movements	364	189
Amortization of DAC associated with non-operating items at date of transition to LDTI[2]	139	153
Total guaranteed benefits and hedging results	(427)	1,900
Net realized investment (gains) losses	7	68
Net realized investment (gains) losses on funds withheld assets	201	673
Net investment income on funds withheld assets	(270)	(307)
Other items	(18)	23
Total non-operating adjustments	(507)	2,357
Pretax adjusted operating earnings	389	302
Less: operating income tax expense (benefit)	44	31
Adjusted operating earnings before dividends on preferred stock	345	271
Less: dividends on preferred stock	11	—
Adjusted operating earnings	$334	$271

Weighted Average diluted shares outstanding	78,867,103	86,082,970
Net income (loss) per diluted share	$9.94	$(18.11)
Adjusted Operating Earnings per diluted share	$4.23	$3.15
[1]Includes $17 million loss related to interest rate swaps in 1Q24.
2LDTI - Adoption of FASB issued ASU 2018-12 “Targeted Improvements to the Accounting for Long Duration Contracts”.

Adjusted Book Value Attributable to Common Shareholders

Adjusted Book Value Attributable to Common Shareholders excludes Preferred Stock and Accumulated Other Comprehensive Income (Loss) ("AOCI") attributable to Jackson Financial Inc ("JFI"), which does not include AOCI arising from investments held within the funds withheld account related to the Athene Reinsurance Transaction. We exclude AOCI attributable to JFI from Adjusted Book Value Attributable to Common Shareholders because our invested assets are generally invested to closely match the duration of our liabilities, which are longer duration in nature, and therefore we believe period-to-period fair market value fluctuations in AOCI to be inconsistent with this objective. We believe excluding AOCI attributable to JFI is more useful to investors in analyzing trends in our business. Changes in AOCI within the funds withheld account related to the Athene Reinsurance Transaction offset the related non-operating earnings from the Athene Reinsurance Transaction resulting in a minimal net impact on Adjusted Book Value of Jackson Financial Inc.

(in millions)	March 31, 2024	December 31, 2023
Total shareholders’ equity	$10,169	$10,170
Less: Preferred equity	533	533
Total common shareholders’ equity	9,636	9,637
Adjustments to total common shareholders’ equity:
Exclude Accumulated Other Comprehensive (Income) Loss attributable to Jackson Financial Inc.	1,762	1,196
Adjusted Book Value Attributable to Common Shareholders	$11,398	$10,833

Condensed Consolidated Balance Sheets

	March 31,	December 31,
	2024	2023
(in millions, except share and per share data)
Assets
Investments:
Debt Securities, available-for-sale, net of allowance for credit losses of $20 and $21 at March 31, 2024 and December 31, 2023, respectively (amortized cost: 2024 $44,796; 2023 $44,844)	$40,090	$40,422
Debt Securities, at fair value under fair value option	2,256	2,153
Debt Securities, trading, at fair value	70	68
Equity securities, at fair value	222	394
Mortgage loans, net of allowance for credit losses of $162 and $165 at March 31, 2024 and December 31, 2023, respectively	9,899	10,082
Mortgage loans, at fair value under fair value option	455	481
Policy loans (including $3,448 and $3,457 at fair value under the fair value option at March 31, 2024 and December 31, 2023, respectively)	4,386	4,399
Freestanding derivative instruments	213	390
Other invested assets	2,580	2,466
Total investments	60,171	60,855
Cash and cash equivalents	2,542	2,688
Accrued investment income	488	512
Deferred acquisition costs	12,173	12,302
Reinsurance recoverable, net of allowance for credit losses of $30 and $29 at March 31, 2024 and December 31, 2023, respectively	24,558	25,422
Reinsurance recoverable on market risk benefits, at fair value	126	149
Market risk benefit assets, at fair value	8,025	6,737
Deferred income taxes, net	749	640
Other assets	675	1,294
Separate account assets	230,773	219,656
Total assets	$340,280	$330,255

Condensed Consolidated Balance Sheets

	March 31,	December 31,
	2024	2023
(in millions, except share and per share data)
Liabilities and Equity
Liabilities
Reserves for future policy benefits and claims payable	$11,585	$11,898
Other contract holder funds	54,897	55,319
Market risk benefit liabilities, at fair value	3,843	4,785
Funds withheld payable under reinsurance treaties (including $3,618 and $3,626 at fair value under the fair value option at March 31, 2024 and December 31, 2023, respectively)	19,244	19,952
Long-term debt	2,033	2,037
Repurchase agreements and securities lending payable	1,820	19
Collateral payable for derivative instruments	92	780
Freestanding derivative instruments	1,288	1,210
Notes issued by consolidated variable interest entities, at fair value under fair value option	2,068	1,988
Other liabilities	2,281	2,277
Separate account liabilities	230,773	219,656
Total liabilities	329,924	319,921

Equity
Series A non-cumulative preferred stock and additional paid in capital, $1.00 par value per share: 24,000 shares authorized; 22,000 shares issued and outstanding at March 31, 2024 and December 31, 2023; liquidation preference $25,000 per share	533	533
Common stock; 1,000,000,000 shares authorized, $0.01 par value per share and 76,621,374 and 78,660,221 shares issued and outstanding at March 31, 2024 and December 31, 2023, respectively	1	1
Additional paid-in capital	6,005	6,005
Treasury stock, at cost; 17,859,632 and 15,820,785 shares at March 31, 2024 and December 31, 2023, respectively	(713)	(599)
Accumulated other comprehensive income (loss), net of tax expense (benefit) of $(274) and $(178) at March 31, 2024 and December 31, 2023, respectively	(3,423)	(2,808)
Retained earnings	7,766	7,038
Total shareholders' equity	10,169	10,170
Noncontrolling interests	187	164
Total equity	10,356	10,334
Total liabilities and equity	340,280	330,255

Condensed Consolidated Income Statements

	Three Months Ended March 31,
(in millions, except per share data)	2024	2023
Revenues
Fee income	$1,998	$1,888
Premiums	38	25
Net investment income:
Net investment income excluding funds withheld assets	464	400
Net investment income on funds withheld assets	270	307
Total net investment income	734	707
Net gains (losses) on derivatives and investments:
Net gains (losses) on derivatives and investments	(2,892)	(2,726)
Net gains (losses) on funds withheld reinsurance treaties	(201)	(673)
Total net gains (losses) on derivatives and investments	(3,093)	(3,399)
Other income	1	15
Total revenues	(322)	(764)

Benefits and Expenses
Death, other policy benefits and change in policy reserves, net of deferrals	221	228
(Gain) loss from updating future policy benefits cash flow assumptions, net	11	14
Market risk benefits (gains) losses, net	(2,718)	(174)
Interest credited on other contract holder funds, net of deferrals and amortization	273	285
Interest expense	25	28
Operating costs and other expenses, net of deferrals	685	616
Amortization of deferred acquisition costs	278	293
Total benefits and expenses	(1,225)	1,290
Pretax income (loss)	903	(2,054)
Income tax expense (benefit)	101	(558)
Net income (loss)	802	(1,496)
Less: Net income (loss) attributable to noncontrolling interests	7	1
Net income (loss) attributable to Jackson Financial Inc.	795	(1,497)
Less: Dividends on preferred stock	11	—
Net income (loss) attributable to Jackson Financial Inc. common shareholders	$784	$(1,497)

Earnings per share
Basic	$10.04	$(18.11)
Diluted (1)	$9.94	$(18.11)
(1) In a quarter in which we reported a net loss attributable to Jackson Financial Inc., all common stock equivalents are anti-dilutive and are therefore excluded from the calculation of diluted shares and diluted per share amounts. The shares excluded from the diluted EPS calculation were 3,436,857 shares for the three months ended March 31, 2023.